AGREEMENT AMONG THE NAMED INSURED

WHEREAS, pursuant to Regulation § 270.17g-1 of the Investment Company Act of 1940, as amended, every registered management investment company is required to maintain a fidelity bond covering all officers and employees of such investment company having access to securities or funds of the investment company; and

WHEREAS, the regulation permits such registered management investment company to participate in a fidelity bond with other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons) or persons engaged in the management and/or distribution of shares of such companies, such bond to be known as a “joint insured bond”; and

WHEREAS, the undersigned have elected to participate in a joint insured bond which shall no longer include the VALIC Company I funds,

NOW, THEREFORE, it is agreed that in the event recovery is received under the bond as a result of the loss sustained by a registered management investment company and one or more of the other named insured, the registered management investment company shall receive an equitable and proportionate share of the recovery, which shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law.

SEASONS SERIES TRUST (14)

SA Allocation Aggressive Portfolio (formerly, SA Allocation Growth Portfolio)

SA Allocation Balanced Portfolio

SA Allocation Moderate Portfolio

SA Allocation Moderately Aggressive Portfolio (formerly, SA Allocation Moderate Growth Portfolio)

SA American Century Inflation Managed Portfolio (formerly, SA American Century Inflation Protection Portfolio)

SA Columbia Focused Value Portfolio

SA Franklin Allocation Moderately Aggressive Portfolio (formerly, SA Putnam Asset Allocation Diversified Growth Portfolio)

SA Multi-Managed Diversified Fixed Income Portfolio

~~SA Multi-Managed Growth Portfolio~~ (Target Fund – 4/28/25 merged into SST – SA Allocation Aggressive Portfolio)

~~SA Multi-Managed Income Portfolio~~ (Target Fund – 4/28/25 merged into SST - SA Allocation Balanced Portfolio)

~~SA Multi-Managed Income/Equity Portfolio~~ (Target Fund – 4/28/25 merged into SST - SA Allocation Moderate Portfolio)

SA Multi-Managed International Equity Portfolio

SA Multi-Managed Large Cap Growth Portfolio

SA Multi-Managed Large Cap Value Portfolio

SA Multi-Managed Mid Cap Growth Portfolio

SA Multi-Managed Mid Cap Value Portfolio

~~SA Multi-Managed Moderate Growth Portfolio~~ (Target Fund – 4/28/25 merged into SST - SA Allocation Moderately Aggressive Portfolio)

SA Multi-Managed Small Cap Portfolio

~~SA T. Rowe Price Growth Stock Portfolio~~ (Target Fund – 4/28/25 merged into SAST – SA Large Cap Growth Portfolio)

SUNAMERICA SERIES TRUST (59)

SA AB Growth Portfolio

SA AB Small & Mid Cap Value Portfolio

SA BlackRock Multi-Factor 70/30 Portfolio

~~SA BlackRock VCP Global Multi Asset Portfolio~~ (Target Fund – 4/28/25 merged into SAST – SA VCP Dynamic Allocation Portfolio)

SA Emerging Markets Equity Index Portfolio

SA Federated Hermes Corporate Bond Portfolio

SA Fidelity Institutional AM® International Growth Portfolio

SA Fidelity Institutional AM® Real Estate Portfolio

SA Fixed Income Index Portfolio

SA Fixed Income Intermediate Index Portfolio

SA Franklin BW U.S. Large Cap Value Portfolio

SA Franklin Small Company Value Portfolio

SA Franklin Systematic U.S. Large Cap Core Portfolio

SA Franklin Systematic U.S. Large Cap Value Portfolio

SA Franklin Tactical Opportunities Portfolio

SA Global Index Allocation 60/40 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SA Index Allocation 60/40 Portfolio

SA Index Allocation 80/20 Portfolio

SA Index Allocation 90/10 Portfolio

SA International Index Portfolio

SA Invesco Growth Opportunities Portfolio

SA Janus Focused Growth Portfolio

SA JPMorgan Diversified Balanced Portfolio

SA JPMorgan Emerging Markets Portfolio

SA JPMorgan Equity-Income Portfolio

SA Fidelity Institutional AM® Global Equities Portfolio (formerly SA JPMorgan Global Equities Portfolio)

SA JPMorgan Large Cap Core Portfolio

SA JPMorgan MFS Core Bond Portfolio

SA JPMorgan Mid-Cap Growth Portfolio

SA JPMorgan Ultra-Short Bond Portfolio

SA Large Cap Growth Index Portfolio

SA Large Cap Index Portfolio

SA Large Cap Value Index Portfolio

SA MFS Large Cap Growth Portfolio (formerly, SA MFS Blue Chip Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio

SA MFS Total Return Portfolio

SA Mid Cap Index Portfolio

SA Morgan Stanley International Equities Portfolio

SA PIMCO Global Bond Opportunities Portfolio

SA PIMCO RAE International Value Portfolio

~~SA PIMCO VCP Tactical Balanced Portfolio~~ (Target Fund – 4/28/25 merged into SAST – SA VCP Dynamic Allocation Portfolio)

SA PineBridge High-Yield Bond Portfolio

SA Putnam International Value Portfolio (formerly, SA Putnam International Growth and Income Portfolio)

SA Schroders VCP Global Allocation Portfolio

SA Small Cap Index Portfolio

SA T. Rowe Price Allocation Moderately Aggressive Portfolio (formerly, SA T. Rowe Price Asset Allocation Growth Portfolio)

SA T. Rowe Price VCP Balanced Portfolio

SA VCP Dynamic Allocation Portfolio

SA VCP Dynamic Strategy Portfolio

SA VCP Index Allocation Portfolio

SA American Funds VCP Managed Asset Allocation Portfolio

SA American Funds Growth Portfolio

SA American Funds Global Growth Portfolio

SA American Funds Growth-Income Portfolio

SA American Funds Asset Allocation Portfolio

SA Wellington Capital Appreciation Portfolio

SA Goldman Sachs Government and Quality Bond Portfolio (formerly SA Wellington Government and Quality Bond Portfolio)

SA Wellington Strategic Multi-Asset Portfolio

Dated: September 1, 2025	By:	/s/ Jennifer M. Rogers
Name: Jennifer M. Rogers
Title: Assistant Secretary